EXHIBIT 99.1

NEWS

FOR IMMEDIATE RELEASE

Investor Contact: Laura C. Baldwin Director of Finance and Investor Relations 214-473-3969 laura.baldwin@triadhospitals.com	Media Contact: Patricia G. Ball Vice President, Marketing & PA 214-473-3752 pat.ball@triadhospitals.com

Triad Reports Third Quarter Results

PLANO, TX (October 27, 2003) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) today announced consolidated financial results for the three and nine months ended September 30, 2003.

For the three months, the Company reported revenues of $982.0 million; earnings before interest, taxes, depreciation, amortization, and other items (litigation settlements, ESOP expense, (gain) loss on sales of assets, and minority interests) (“adjusted EBITDA”) of $99.6 million; net income of $10.4 million; and diluted earnings per share (“EPS”) of $0.14.

These results included a $(50.6) million pre-tax adjustment to provision for doubtful accounts, which reduced adjusted EBITDA by $(50.6) million and diluted EPS by $(0.41). The Company previously announced the adjustment to provision for doubtful accounts on October 14, 2003. The adjustment included approximately $36 million related to the Company’s “look back” analysis and an incremental adjustment of approximately $14 million to reflect growth in uninsured receivables and deterioration in the collectibility of those uninsured receivables.

On a same-facility basis, for the three months compared to the prior year three month period, revenues increased 9.8%, patient revenues increased 11.2%, patient revenue per adjusted admission increased 7.0%, inpatient admissions increased 2.9%, adjusted admissions increased 3.9%, and inpatient surgeries increased 2.0%.

Cash flow from operating activities for the three months was $119.2 million after cash interest and tax, or $130.2 million before cash interest and tax of $11.0 million. The Company spent $64.0 million on capital expenditures and paid debt principal of $16.8 million for the three months.

At September 30, cash and cash equivalents were $140.2 million, and the Company had $214 million available under its $250 million revolving credit facility (which was reduced by $36 million of outstanding letters of credit). Long-term debt outstanding was $1,642.0 million, and stockholders’ equity totaled $2,065.6 million.

For the nine months, the Company reported revenues of $2,890.3 million; adjusted EBITDA of $402.1 million; net income of $95.7 million; and diluted EPS of $1.27. These results included the $(50.6) million pre-tax adjustment to provision for doubtful accounts mentioned above, which reduced adjusted EBITDA by $(50.6) million and diluted EPS by $(0.42).

On a pro forma basis (as if a facility acquired during 2002 had been owned since January 1, 2002), for the nine months compared to the prior year nine month period, revenues increased 10.1%, patient revenues increased 11.3%, patient revenue per adjusted admission increased 9.5%, inpatient admissions increased 1.5%, adjusted admissions increased 1.7%, and inpatient surgeries increased 4.9%.

Cash flow from operating activities for the nine months was $292.9 million after cash interest and tax, or $370.3 million before cash interest and tax of $77.4 million. The Company spent $182.9 million on capital expenditures and paid debt principal of $50.7 million for the nine months.

During the quarter, the Company commenced construction of Northwest Medical Center – Oro Valley, which will be its third hospital in the Tucson, Arizona, market. The Company expects to open the hospital in early 2005.

Looking Forward

By December 2003, the Company anticipates providing new earnings guidance for future reporting periods that will incorporate its updated expectations regarding its operations (including its provision for doubtful accounts), capital expenditures, hospital portfolio, and financing transactions.

On October 1, 2003, the Company closed a transaction with McKenzie-Willamette Hospital, a not-for-profit hospital in Oregon, in which it formed a joint venture to operate the hospital’s existing facility and build a replacement.

On or before December 1, 2003, the Company anticipates it may close a transaction with Valley Hospital, a not-for-profit hospital in Alaska, in which it would form a joint venture to operate the hospital’s existing facility and build a replacement.

On December 1, 2003, the Company expects to close on the acquisition of four hospitals in Arkansas from subsidiaries of Tenet Healthcare Corporation (NYSE: THC) for $142 million. The Company anticipates those facilities may generate approximately $250 million in revenue in 2003.

On or around January 1, 2004, the Company anticipates it may sell its two hospitals and three ambulatory surgery centers in the Kansas City area to HCA (NYSE: HCA) for approximately $135-140 million in gross proceeds, through HCA’s exercise of an existing option to acquire those facilities at a price that depends upon the date of the transaction. HCA already operates those facilities under a net lease from Triad, from which Triad expects to receive lease payments and to report approximately $18 million in revenue and adjusted EBITDA during 2003.

During November 2003, the Company anticipates that it may refinance its existing $325 million of 11% senior subordinated notes. Today, in a separate release, it announced the commencement of a cash tender offer and consent solicitation for those bonds, the closing of which would be conditioned upon the completion of an offering by the Company of new senior subordinated notes in the amount of at least $450 million.

Triad will conduct a conference call at 10:00 am Eastern Time (9:00 am Central Time) today, Monday, October 27, to discuss these results. To listen to the call, please call (913) 981-5532 or (800) 289-0518, confirmation code 327063. This conference call will be simulcast on the Internet via the Triad Web site at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at (719) 457-0820 or (888) 203-1112, confirmation code 327063.

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA; the Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measure is included as an attachment to this release.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. Upon closing of a pending acquisition of 4 hospitals, the Company will have 55 hospitals (including two under construction) and 14 ambulatory surgery centers in 17 states with approximately 9,680 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems throughout the United States.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended September 30, 2003 and 2002

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2003		2002
	Amount	Percentage	Amount	Percentage
Revenues	$982.0	100.0%	$894.0	100.0%

Salaries and benefits	401.8	40.9%	380.2	42.5%
Reimbursable expenses	12.9	1.3%	13.8	1.5%
Supplies	156.0	15.9%	139.9	15.7%
Other operating expenses	184.9	18.9%	165.8	18.6%
Provision for doubtful accounts	134.4	13.7%	67.7	7.6%
Depreciation	43.4	4.4%	43.0	4.8%
Amortization	1.4	0.1%	1.3	0.1%
Interest expense	32.2	3.3%	34.0	3.8%
Litigation settlements	—	0.0%	(5.9)	(0.6%)
ESOP expense	2.1	0.2%	3.0	0.3%
(Gain) loss on sales of assets	0.2	0.0%	(0.6)	(0.1%)

Total operating expenses	969.3	98.7%	842.2	94.2%

Income before minority interests, equity in earnings and income tax provision	12.7	1.3%	51.8	5.8%
Minority interests in earnings of consolidated entities	(2.2)	(0.3%)	(3.9)	(0.4%)
Equity in earnings of affiliates	7.6	0.8%	6.9	0.8%

Income before income tax provision	18.1	1.8%	54.8	6.2%
Income tax provision	(7.7)	(0.8%)	(22.2)	(2.5%)

Net income	$10.4	1.0%	$32.6	3.7%

Income per common share:
Basic	$0.14		$0.45
Diluted	$0.14		$0.43

Shares used in earnings per share calculations	73,662,921		72,430,979
Shares used in diluted earnings per share calculations	75,395,323		76,136,236

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended September 30, 2003 and 2002

Unaudited

(Dollars in millions, except for earnings per share)

	For the nine months ended
	2003		2002
	Amount	Percentage	Amount	Percentage
Revenues	$2,890.3	100.0%	$2,622.1	100.0%

Salaries and benefits	1,190.2	41.2%	1,097.3	41.9%
Reimbursable expenses	41.3	1.4%	45.6	1.7%
Supplies	450.8	15.6%	410.5	15.7%
Other operating expenses	539.8	18.7%	480.8	18.3%
Provision for doubtful accounts	289.0	10.0%	197.2	7.5%
Depreciation	128.9	4.5%	121.4	4.6%
Amortization	4.4	0.1%	4.6	0.2%
Interest expense	97.9	3.4%	101.3	3.9%
Litigation settlements	—	0.0%	(10.4)	(0.4%)
ESOP expense	6.2	0.2%	8.3	0.3%
Gain on sales of assets	(1.0)	0.0%	(2.5)	(0.1%)

Total operating expenses	2,747.5	95.1%	2,454.1	93.6%

Income before minority interests, equity in earnings and income tax provision	142.8	4.9%	168.0	6.4%
Minority interests in earnings of consolidated entities	(6.9)	(0.2%)	(11.0)	(0.4%)
Equity in earnings of affiliates	22.9	0.8%	18.6	0.7%

Income before income tax provision	158.8	5.5%	175.6	6.7%
Income tax provision	(63.1)	(2.2%)	(69.8)	(2.7%)

Net income	$95.7	3.3%	$105.8	4.0%

Income per common share:
Basic	$1.30		$1.48
Diluted	$1.27		$1.41

Shares used in earnings per share calculations	73,400,763		71,305,756
Shares used in diluted earnings per share calculations	75,116,694		74,893,577

Triad Hospitals, Inc.

Operating Data (1)

Unaudited

	For the three months ended September 30,
	2003	2002	Change
Volume Statistics (2)
Number of hospitals	45	45	—
Licensed beds	7,906	7,816	90
Inpatient admissions	72,339	70,288	2.9%
Average length of stay (days)	4.8	4.8	0.0%
Inpatient surgeries	27,654	27,115	2.0%
Outpatient surgeries	72,860	70,794	2.9%
Outpatient visits (excluding outpatient surgeries)	856,290	838,231	2.2%
Outpatient visits (including outpatient surgeries)	929,150	909,025	2.2%
Adjusted patient days	602,772	579,637	4.0%
Adjusted admissions	126,294	121,539	3.9%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,538.0	$1,438.9	6.9%
Patient revenue per adjusted admission	$7,340.7	$6,862.1	7.0%

Revenues (millions)
Inpatient % of patient revenues (2)	52%	55%	(3.0%)
Outpatient % of patient revenues (2)	48%	45%	3.0%
Patient revenues (2)	$927.1	$834.0	11.2%
Non-patient revenues (3)	$54.9	$60.0	(8.5%)
Revenues (millions)	$982.0	$894.0	9.8%

(1)	Operating data:
-	Include 1 new hospital with 112 beds opened August 2002;
-	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis;
-	Exclude 2 new hospitals under construction with 136 beds;
-	Exclude 1 hospital acquired October 2003 with 114 beds;
-	Exclude 4 hospitals pending acquisition with 633 beds.

(2)	Volume statistics, rate statistics, and patient revenues:
-	Exclude the QHR hospital management, consulting and advisory services subsidiary;
-	Exclude 2 hospitals with 726 beds and 3 ambulatory surgery centers, leased to others.

(3)	Non-patient revenues:
-	Include the QHR hospital management, consulting and advisory services subsidiary;
-	Include the lease payments from 2 hospitals and 3 ambulatory surgery centers, leased to others;
-	Include other sources.

Triad Hospitals, Inc.

Operating Data (1)

Unaudited

	For the nine months ended September 30,
	2003	2002	Change
Volume Statistics (2)
Number of hospitals	45	45	—
Licensed beds	7,906	7,816	90
Inpatient admissions	216,997	213,862	1.5%
Average length of stay (days)	4.9	4.8	2.1%
Inpatient surgeries	82,253	78,383	4.9%
Outpatient surgeries	215,486	211,048	2.1%
Outpatient visits (excluding outpatient surgeries)	2,527,251	2,504,095	0.9%
Outpatient visits (including outpatient surgeries)	2,742,737	2,715,143	1.0%
Adjusted patient days	1,807,487	1,768,593	2.2%
Adjusted admissions	371,360	365,095	1.7%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,507.6	$1,381.7	9.1%
Patient revenue per adjusted admission	$7,325.5	$6,693.0	9.5%

Revenues (millions)
Inpatient % of total patient revenues	54%	55%	(1.0%)
Outpatient % of total patient revenues	46%	45%	1.0%
Patient revenues (millions)	$2,720.4	$2,443.6	11.3%
Non-patient revenues (millions)	$169.9	$181.9	(6.6%)
Revenues (millions)	$2,890.3	$2,625.5	10.1%

(1)	Operating data:
-	Include 1 hospital with 30 beds acquired July 2002, on a pro forma basis as if owned since January 2002;
-	Include 1 new hospital with 112 beds opened August 2002;
-	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis;
-	Exclude 2 new hospitals under construction with 136 beds;
-	Exclude 1 hospital acquired October 2003 with 114 beds;
-	Exclude 4 hospitals pending acquisition with 633 beds.

(2)	Volume statistics, rate statistics, and patient revenues:
-	Exclude the QHR hospital management, consulting and advisory services subsidiary;
-	Exclude 2 hospitals with 726 beds and 3 ambulatory surgery centers, leased to others.

(3)	Non-patient revenues:
-	Include the QHR hospital management, consulting and advisory services subsidiary;
-	Include the lease payments from 2 hospitals and 3 ambulatory surgery centers, leased to others;
-	Include other sources.

Triad Hospitals, Inc.

Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	September 30, 2003	December 31, 2002
Assets
Current assets
Cash and cash equivalents	$140.2	$68.3
Accounts receivable, less allowances for doubtful accounts of
$226.2 at September 30, 2003 and $174.4 at December 31, 2002	543.4	507.4
Inventories	101.3	95.5
Deferred income taxes	9.0	62.3
Prepaid expenses	51.1	36.6
Other	40.0	74.3

	885.0	844.4
Property and equipment, at cost:
Land	164.5	171.5
Buildings and improvements	1,416.3	1,340.6
Equipment	1,213.6	1,150.8
Construction in progress	108.8	79.6

	2,903.2	2,742.5
Accumulated depreciation	(897.2)	(787.3)

	2,006.0	1,955.2
Goodwill	1,224.1	1,224.0
Intangible assets, net of accumulated amortization	67.0	72.0
Investment in and advances to affiliates	192.4	179.7
Other	109.2	106.3

Total assets	$4,483.7	$4,381.6

Liabilities and Equity
Current liabilities
Accounts payable	$131.2	$132.5
Accrued salaries	103.8	107.6
Current portion of long-term debt	87.5	73.1
Other current liabilities	164.4	132.0

	486.9	445.2
Long-term debt	1,554.5	1,618.9
Other liabilities	103.9	86.6
Deferred taxes	150.4	151.1
Minority interests in equity of consolidated entities	122.4	125.3
Stockholders' equity
Common stock	0.8	0.7
Additional paid-in capital	1,895.2	1,883.5
Accumulated other comprehensive loss	(3.0)	(4.0)
Unearned ESOP compensation	(18.1)	(20.7)
Accumulated earnings	190.7	95.0

Total stockholders' equity	2,065.6	1,954.5

Total liabilities and stockholders' equity	$4,483.7	$4,381.6

Triad Hospitals, Inc.

Consolidated Statements of Cash Flows

For the Periods Ended September 30, 2003 and 2002

Unaudited

(Dollars in millions)

	For the three months ended		For the nine months ended
	2003	2002	2003	2002
Cash flows from operating activities
Net income	$10.4	$32.6	$95.7	$105.8
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	134.4	67.7	289.0	197.2
Depreciation and amortization	44.8	44.3	133.3	126.0
ESOP expense	2.1	3.0	6.2	8.3
Minority interests	2.2	3.9	6.9	11.0
Equity in earnings of affiliates	(7.6)	(6.9)	(22.9)	(18.6)
(Gain) loss on sales of assets	0.2	(0.6)	(1.0)	(2.5)
Deferred income taxes	5.8	22.2	52.1	69.8
Non-cash interest expense	2.2	2.1	6.0	5.8
Non-cash stock option expense	0.1	0.1	0.3	0.3
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(128.6)	(74.3)	(301.8)	(232.8)
Inventories and other assets	(13.2)	(6.8)	(17.2)	(23.1)
Accounts payable and other current liabilities	60.4	23.5	27.4	18.0
Other	6.0	4.1	18.9	5.3

Net cash provided by operating activities	119.2	114.9	292.9	270.5

Cash flows from investing activities
Purchases of property and equipment	(64.0)	(77.0)	(182.9)	(225.0)
Distributions and advances from affiliates	4.5	4.4	10.9	21.6
Proceeds received on sales of assets	—	2.8	3.8	4.7
Acquisitions, net of cash acquired	—	(10.1)	—	(10.1)
Restricted cash	—	—	—	5.7
Other	0.3	0.9	—	0.5

Net cash used in investing activities	(59.2)	(79.0)	(168.2)	(202.6)

Cash flows from financing activities
Payments of long-term debt	(16.8)	(4.1)	(50.7)	(65.9)
Proceeds from issuance of common stock	1.6	5.8	7.7	34.9
Proceeds from executive stock purchase plan loans	—	—	—	10.1
Distributions to minority partners, net	(4.3)	(3.7)	(9.8)	(11.4)

Net cash used in financing activities	(19.5)	(2.0)	(52.8)	(32.3)

Change in cash and cash equivalents	40.5	33.9	71.9	35.6
Cash and cash equivalents at beginning of period	99.7	18.0	68.3	16.3

Cash and cash equivalents at end of period	$140.2	$51.9	$140.2	$51.9

Interest payments	9.4	11.6	73.1	78.0
Income tax payments	1.6	3.3	4.3	11.1

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended September 30, 2003 and 2002

Unaudited

(Dollars in millions)

	For the three months ended
	2003			2002
	Amount	Percentage		Amount	Percentage
Revenues	$982.0	100.0%		$894.0	100.0%
Less:
Salaries and benefits	401.8	40.9%		380.2	42.5%
Reimbursable expenses	12.9	1.3%		13.8	1.5%
Supplies	156.0	15.9%		139.9	15.7%
Other operating expenses	184.9	18.9%		165.8	18.6%
Provision for doubtful accounts	134.4	13.7%		67.7	7.6%
Equity in earnings of affiliates	(7.6)	(0.8%	)	(6.9)	(0.8%	)

Total operating expenses	882.4	89.9%		760.5	85.1%

Adjusted EBITDA(1)	99.6	10.1%		133.5	14.9%
Depreciation	43.4	4.4%		43.0	4.8%
Amortization	1.4	0.1%		1.3	0.1%
Interest expense	32.2	3.3%		34.0	3.8%
Litigation settlements	—	0.0%		(5.9)	(0.6%	)
ESOP expense	2.1	0.2%		3.0	0.3%
(Gain) loss on sales of assets	0.2	0.0%		(0.6)	(0.1%	)
Minority interests in earnings of consolidated entities	2.2	0.3%		3.9	0.4%

	81.5	8.3%		78.7	8.7%

Income before income tax provision	18.1	1.8%		54.8	6.2%
Income tax provision	(7.7)	(0.8%	)	(22.2)	(2.5%	)

Net income	$10.4	1.0%		$32.6	3.7%

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, litigation settlements, ESOP expense, (gain) loss on sales of assets and minority interests. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA is commonly used as an analytical indicator within the health care industry, and also serves as a measure of leverage capacity and debt service ability. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended September 30, 2003 and 2002

Unaudited

(Dollars in millions)

	For the nine months ended
	2003			2002
	Amount	Percentage		Amount	Percentage
Revenues	$2,890.3	100.0%		$2,622.1	100.0%
Less:
Salaries and benefits	1,190.2	41.2%		1,097.3	41.9%
Reimbursable expenses	41.3	1.4%		45.6	1.7%
Supplies	450.8	15.6%		410.5	15.7%
Other operating expenses	539.8	18.7%		480.8	18.3%
Provision for doubtful accounts	289.0	10.0%		197.2	7.5%
Equity in earnings of affiliates	(22.9)	(0.8%	)	(18.6)	(0.7%	)

Total operating expenses	2,488.2	86.1%		2,212.8	84.4%

Adjusted EBITDA(1)	402.1	13.9%		409.3	15.6%
Depreciation	128.9	4.5%		121.4	4.6%
Amortization	4.4	0.1%		4.6	0.2%
Interest expense	97.9	3.4%		101.3	3.9%
Litigation settlements	—	0.0%		(10.4)	(0.4%	)
ESOP expense	6.2	0.2%		8.3	0.3%
Gain on sales of assets	(1.0)	0.0%		(2.5)	(0.1%	)
Minority interests in earnings of consolidated entities	6.9	0.2%		11.0	0.4%

	243.3	8.4%		233.7	8.9%

Income before income tax provision	158.8	5.5%		175.6	6.7%
Income tax provision	(63.1)	(2.2%	)	(69.8)	(2.7%	)

Net income	$95.7	3.3%		$105.8	4.0%

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, litigation settlements, ESOP expense, (gain) loss on sales of assets and minority interests. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA is commonly used as an analytical indicator within the health care industry, and also serves as a measure of leverage capacity and debt service ability. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.